As filed with the Securities and Exchange Commission on June 15, 1999
                            Registration No. 33-


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                      REGENERON PHARMACEUTICALS, INC.
           (Exact name of registrant as specified in its charter)

        NEW YORK                             13-3444607
 (State of incorporation)           (I.R.S. employer identification no.)

                        777 Old Saw Mill River Road
                         Tarrytown, New York 10591
                  (Address of principal executive offices)


                      REGENERON PHARMACEUTICALS, INC.
                       1990 LONG-TERM INCENTIVE PLAN
                          (Full title of the plan)


    Paul Lubetkin, Esq., Vice President, General Counsel, and Secretary
                      Regeneron Pharmaceuticals, Inc.
                        777 Old Saw Mill River Road
                         Tarrytown, New York 10591
                               (914) 347-7000
         (Name, address and telephone number, including area code,
                           of agent for service)


                                 Copies to:

                         David J. Goldschmidt, Esq.
                    Skadden, Arps, Slate, Meagher & Flom
                              919 Third Avenue
                          New York, New York 10022
                               (212) 735-3000



                       CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                              Proposed Maximum          Proposed Maximum      Amount of
Title of Securities     Amount to  be         Offering Price            Aggregate Offering    Registration
to be Registered        Registered            Per Share (1)(2)          Price (2)             Fee
==============================================================================================================

Common Stock,
par value
$0.001 per
share                   1,500,000 shares        $6.75                     $10,125,000           $3,491
===============================================================================================================

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices for a share of Common Stock on Nasdaq National
    Market on June 10, 1999, within five business days prior to filing.
(2) Estimated solely for the purpose of calculating the registration fee.




                           REGISTRATION STATEMENT

                                    FOR

                   REGISTRATION OF ADDITIONAL SECURITIES

                                ON FORM S-8



                         Incorporation by Reference

               Hereby incorporated by reference is Registrant's
Registration Statement on Form S-8 (No. 33-50480) filed on August 5, 1992 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Securities Act").

                Required Information Not in Prior Statement

               Not Applicable.




                                 SIGNATURES


               Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York, on the 11th day of June, 1999.


                               REGENERON PHARMACEUTICALS, INC.


                               By  /s/ Leonard S. Schleifer, M.D., Ph.D.
                                   ----------------------------------------
                                       Leonard S. Schleifer, M.D., Ph.D.
                                   President and Chief Executive Officer



               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Lubetkin his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on June 11, 1999.


            Signature                         Title
            ---------                         ------

  /s/ P. Roy Vagelos, M.D.
-------------------------------         Chairman of the Board of Directors
      P. Roy Vagelos, M.D.


 /s/ Leonard S. Schleifer, M.D., Ph.D.
-------------------------------------   President, Chief Executive Officer
     Leonard S. Schleifer, M.D., Ph.D.  (Principal Executive Officer), and
                                        Director


 /s/ Murray A. Goldberg
-------------------------------------   Vice President, Finance &
     Murray A. Goldberg                 Administration, Chief Financial
                                        Officer, and Treasurer
                                        (Principal Financial Officer)


 /s/ Douglas S. McCorkle
----------------------------------      Controller and Assistant Treasurer
     Douglas S. McCorkle                (Chief Accounting Officer)


 /s/ Charles A. Baker
----------------------------------      Director
     Charles A. Baker


 /s/ Michael S. Brown, M.D.
----------------------------------      Director
     Michael S. Brown, M.D.


 /s/ Alfred G. Gilman, M.D., Ph.D.
--------------------------------------  Director
     Alfred G. Gilman, M.D., Ph.D.


 /s/ Joseph L. Goldstein, M.D.
-------------------------------------   Director
     Joseph L. Goldstein, M.D.


 /s/ Fred A. Middleton
------------------------------------    Director
     Fred A. Middleton


 /s/ Eric M. Shooter, M.D
-----------------------------------     Director
     Eric M. Shooter, M.D


 /s/ George L. Sing
----------------------------------      Director
     George L. Sing




                                 LIST OF EXHIBITS


Designation    Description of Exhibit
-----------    ----------------------

     4.1 Registrant's Articles of Incorporation (incorporated by reference to Registrant's Quarterly Report on Form 10-Q for its quarter ended June 30, 1991, filed with the Commission on August 13, 1991).

     4.2       Registrant's By-Laws (incorporated by reference to
               Registrant's Annual Report on Form 10-K for its year ended December 31, 1994, filed with the Commission on March 31 ,
               1995).

     5         Opinion of Skadden, Arps, Slate, Meagher & Flom.

     23.1      Consent of PricewaterhouseCoopers LLP (for the Registrant).

     23.2      Consent of Ernst & Young LLP (for Amgen-Regeneron Partners).

     23.3      Consent of Skadden, Arps, Slate, Meagher & Flom (contained in
               Exhibit 5).

     24        Power of Attorney (see signature page).